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Exhibit 15.(a).

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8: File Nos. 333-124700, 333-115284, 333-105401, 333-90900, 333-14098, 333-13932, 333-13498, 333-13170, 333-12974, 333-12628, 333-12364, 333-11690, 333-10514, 333-10446, 333-08180, and 33-93770 of Nokia Corporation of our report dated March 2, 2006 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS OY PricewaterhouseCoopers Oy

Espoo, Finland
March 2, 2006

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  Exhibit 15.(a).
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM